POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, the USCA ALL TERRAIN FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), intends to fils a Registration Statement on Form N-2 and will periodically file amendments to its Registration Statement with the SEC under the provisions of the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints MICHAEL V. WIBLE, JOANN M. STRASSER and DONALD S. MENDELSOHN as attorneys for him and in his name, place and stead, and in his capacity as a Trustee, to execute and file the Trust's Registration Statement on Form N-2, and any Amendment or Amendments thereto, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 25th day of May, 2016.

/s/ Paul Wigdor Paul Wigdor, Trustee

State of Texas
County of Harris

This record was acknowledged before me on May 25, 2016, by Paul Wigdor, who proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

[SEAL]
Signature of notary public /s/ Julieta Sandoval	Julieta Sandoval
Name of Notary Julieta Sandoval	My Commission Expires
My Commission Expires: September 23, 2018	September 23, 2018

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, the USCA ALL TERRAIN FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement (File No. 811-23055) with the SEC under the provisions of the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is the Treasurer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints MICHAEL V. WIBLE, JOANN M. STRASSER and DONALD S. MENDELSOHN as attorneys for him and in his name, place and stead, and in his capacity as Treasurer, to execute and file the Trust’s Registration Statement on Form N-2, and any Amendment or Amendments thereto, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of July, 2017.

/s/ Chris Arnold Chris Arnold, Treasurer

State of Texas
County of Harris

This record was acknowledged before me on July 20, 2017, by Chris Arnold, who proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Notary Seal
Signature of notary public /s/ Julieta Sandoval	JULIETA SANDOVAL
Name of Notary Julieta Sandoval	Notary Public, State of Texas
My Commission Expires: September 23, 2018	My Commission Expires
September 23, 2018